EXHIBIT 99
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Sussex Bancorp
399 Route 23
Franklin, NJ  07416                           Contact:  Candace Leatham
                                                        Executive Vice President
                                                        /Treasurer
                                                        (973) 827-2914

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                        SUSSEX BANCORP ANNOUNCES DIVIDEND

FRANKLIN, NEW JERSEY - January 8, 2004 - Sussex Bancorp (SBB) announced today that its Board of Directors declared a cash dividend of $0.07 per share, payable on February 2, 2004 to shareholders of record as of January 23, 2004.

Mr. Donald Kovach, President and Chief Executive Officer of the Company stated "This cash dividend evidences our strong 2003 performance and the Board's continuing commitment to provide value to our shareholders."

Sussex Bancorp is the holding company for the Sussex Bank, a New Jersey chartered commercial bank operating through eight (8) branches in Sussex County, New Jersey. As of September 30, 2003, the Company had total assets of $235.1 million, total deposits of $201.8 million and total net loans of $128.1 million.





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